News Release

Date:	September 5, 2023
Contact:	C. Hunter Westbrook
President and Chief Executive Officer
HomeTrust Bank
828.259.3939

Lora Jex Appointed Executive Vice President & Chief Risk Officer
Asheville, N.C., September 5, 2023 – The board of directors of HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“Company”), the holding company of HomeTrust Bank (“Bank” or “HTB”), today announced that Lora Jex assumed the position of Executive Vice President and Chief Risk Officer ("CRO") of both the Company and the Bank effective August 31, 2023. Ms. Jex will lead the HTB teams responsible for monitoring and mitigating risk for the Bank related to compliance, operations, balance sheet management, and strategy. As such she will have oversight of assessing and maturing HTB’s risk appetite to further advance the Bank’s enterprise risk management approach. Ms. Jex will serve as a member of the Operating Committee and report functionally to the Bank’s Audit Committee and administratively to C. Hunter Westbrook, President & Chief Executive Officer of HTB.
Jex’s experience spans over 20 years of banking and financial industry experience at institutions ranging from $3B - $30B in assets. She has demonstrated skill at formulating action plans, resolving complex situations, managing large teams, and achieving strong regulatory ratings.
“As the events of the past few years have demonstrated, risk comes at financial institutions in many different forms and directions, that now include world-wide pandemics and deposit/liquidity runs on banks. Finding a CRO who could elevate HTB’s already strong enterprise risk management culture was imperative.” says C. Hunter Westbrook, President & Chief Executive Officer. “I am eager to collaborate with Lora as HomeTrust continues to grow and serve the needs of our customers and shareholders in a prudent yet accelerated manner. Lora has the experience and skill set to lead our risk management as we navigate these uncertain times.”
Jex is a graduate of Troy State University with a Bachelor of Science in Accounting & Business Administration. Prior to joining HTB, she served as Chief Compliance Officer at Southern First Bank in Greenville, SC and at South State Bank in Columbia, SC. She has also held positions at The Savannah Bancorp, Dixon Hughes Goodman LLP, Crowe Chizek & Company, and Troy Bank & Trust.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2023, the Company had assets of $4.6 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (including the Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions, and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to the impact of bank failures or adverse developments of other banks and related negative press about the banking industry in general on investor and depositor sentiment; the remaining effect of the COVID-19 pandemic on general economic and financial market conditions and on public health, both nationally and in the Company's market areas; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities, including the Company's recent merger with Quantum Capital Corp., might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; goodwill impairment charges might be incurred; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or the documents they file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com